UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 16, 2015

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2015, the Boards of Directors of Central Pacific Financial Corp. (the “Company”) and its bank subsidiary Central Pacific Bank (the “Bank”) appointed Ms. Saedene Ota and Mr. Wayne Kamitaki to their respective Boards of Directors effective immediately.  Ms. Ota will be joining the Company’s Compensation Committee and the Bank’s Trust Committee.  Mr. Kamitaki will be joining the Company’s Audit Committee and the Governance Committee.

Mr. Kamitaki is CEO of Maui Varieties, Ltd., a holding company, which through various subsidiaries, owns and operates Ace Hardware and Ben Franklin Crafts stores throughout the State of Hawaii, and in the States of Washington and Oregon, and Las Vegas, Nevada, and owns, operates and/or invests in numerous other commercial business ventures.  Mr. Kamitaki, who resides on the Island of Hawaii, is Chairman of the Board of the Hawaii Japanese Center (Hilo), and also serves on the Board of the Hawaii Academy of Science and on the Board of Governors of the Japanese Cultural Center of Hawaii.

Ms. Ota is owner and creative director of Sae Design, Inc., a graphic design and visual marketing agency headquartered on the Island of Maui, and is also principal owner and manager of Maui Thing LLC, a lifestyle apparel company.  In her over twenty-two (22) year career, Ms. Ota has received numerous design, graphics and marketing rewards and recognition.  Ms. Ota, who resides on the Island of Maui, serves on the boards of the Chamber of Commerce of Hawaii, Maui Economic Development Board, Nissei Veterans Memorial Center, and Wailuku Community Association.

In connection with their appointment, Ms. Ota and Mr. Kamitaki will be eligible to participate in the Company’s 2013 Stock Compensation Plan, as well as the directors Deferred Compensation Plan, both of which are described in the Company’s 2015 definitive proxy statement filed with the Securities and Exchange Commission on February 27, 2015.  In addition, each of Ms. Ota and Mr. Kamitaki will receive annual cash compensation, in accordance with the Company’s policies for nonemployee directors who are not chairs of any particular Company board committee, of $75,000 (pro rated for 2015).

The Bank has had (and expects to have in the future) ordinary course loan and deposit relationships with Ms. Ota, Mr. Kamitaki and companies with which and their related parties have a respective interest.  None of such loans or deposits were made other than in the ordinary course of the Bank’s business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and deposits with persons unrelated to the Bank.  In addition, any such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: September 16, 2015	By:	/s/ Glenn K. C. Ching
Glenn K.C. Ching
Senior Vice President, General Counsel and Corporate Secretary